Exhibit 99.1

1049 Camino Dos Rios Thousand Oaks, CA 91360-2362
NEWSRELEASE
TELEDYNE TECHNOLOGIES REPORTS
FOURTH QUARTER RESULTS

THOUSAND OAKS, Calif. – January 21, 2026 – Teledyne Technologies Incorporated (NYSE:TDY)

•All-time record quarterly and full year net sales, non-GAAP diluted earnings per share and non-GAAP operating margin
•Fourth quarter net sales of $1,612.3 million, an increase of 7.3% compared with last year
•Fourth quarter GAAP diluted earnings per share of $5.84
•Fourth quarter non-GAAP diluted earnings per share of $6.30, an increase of 14.1% compared with last year
•Fourth quarter cash from operations of $379.0 million and free cash flow of $339.2 million
•Issuing full year 2026 GAAP diluted earnings per share outlook of $19.76 to $20.22 and full year 2026 non-GAAP earnings per share outlook of $23.45 to $23.85
•Completed carve-out acquisition of TransponderTech
•Full year capital deployment of approximately $850.0 million for acquisitions
•Fourth quarter stock repurchases of $400.0 million, at a weighted average price of $507.52 per share
•Quarter-end consolidated leverage ratio of 1.4x
•Recently acquired DD-Scientific on January 14, 2026

Teledyne today reported fourth quarter 2025 net sales of $1,612.3 million compared with net sales of $1,502.3 million for the fourth quarter of 2024, an increase of 7.3%. The fourth quarter of 2025 net sales included $73.0 million in incremental sales from recent acquisitions. Net income attributable to Teledyne was $275.6 million ($5.84 diluted earnings per share) for the fourth quarter of 2025 compared with $198.5 million ($4.20 diluted earnings per share) for the fourth quarter of 2024, an increase of 38.8%. The fourth quarter of 2025 included $54.9 million of pretax acquired intangible asset amortization expense, $0.8 million of pretax transaction and integration costs, $0.2 million of pretax inventory step-up expense, and $20.8 million of income tax benefits from FLIR acquisition-related tax matters. Excluding those items, non-GAAP net income attributable to Teledyne for the fourth quarter of 2025 was $297.5 million ($6.30 diluted earnings per share). The fourth quarter of 2024 included $49.7 million of pretax acquired intangible asset amortization expense, $52.5 million of pre-tax non-cash trademark impairments, $1.5 million of pretax transaction and integration costs, and $16.6 million of income tax benefits from FLIR acquisition-related tax matters. Excluding those items, non-GAAP net income attributable to Teledyne for the fourth quarter of 2024 was $260.9 million ($5.52 diluted earnings per share). Operating margin was 20.4% for the fourth quarter of 2025 compared with 15.8% for the fourth quarter of 2024. Excluding the items discussed above, non-GAAP operating margin for the fourth quarter of 2025 was 23.9% compared with 22.7% for the fourth quarter of 2024.

“We concluded 2025 with the best quarterly orders, sales, and non-GAAP earnings and operating margin in the company’s history,” said Robert Mehrabian, Executive Chairman. “Throughout Teledyne, our defense businesses remained healthy, and our shorter cycle commercial businesses continued to recover with most product families increasing either sequentially or year-over-year. In Digital Imaging, Teledyne FLIR performed very well with particular strength in unmanned and other defense surveillance systems, while within Marine Instrumentation we achieved record sales of autonomous underwater vehicles. In the fourth quarter, we were awarded our first production-rate contract in the loitering munition market, and we were selected to supply space-based infrared detectors to the majority of prime contractors on the newly awarded U.S. Space Development Agency Tranche 3 Tracking Layer program. In terms of capital deployment, 2025 was our second largest year in history. However, having generated over $1.0 billion in free cash flow for two consecutive years, we maintained a strong balance sheet with ample financial flexibility.”
Full Year
Full year net sales for 2025 were $6,115.4 million compared with $5,670.0 million for 2024, an increase of 7.9%. Net income attributable to Teledyne was $894.8 million ($18.88 diluted earnings per share) for fiscal year 2025, compared with $819.2 million ($17.21 diluted earnings per share) for fiscal year 2024, an increase of 9.2%.
Full year 2025 net sales included $270.1 million in incremental net sales from acquisitions. The full year of 2025 included $216.6 million of pretax acquired intangible asset amortization expense, $10.2 million of pretax transaction and integration costs, $3.4 million of inventory step-up expense, and $28.3 million of income tax benefits from FLIR acquisition-related tax matters. Excluding these items, non-GAAP net income attributable to Teledyne for the full year of 2025 was $1,042.3 million ($21.99 diluted earnings per share). The full year of 2024 included $198.0 million of pretax acquired intangible asset amortization expense, $8.4 million of pretax transaction and integration costs, $52.5 million of pretax non-cash trademark impairments, and $77.8 million of income tax benefits from FLIR acquisition-related tax matters. Excluding these items, non-GAAP net income attributable to Teledyne for the full year of 2024 was $939.2 million ($19.73 diluted earnings per share). Operating margin was 18.8% for 2025 compared with 17.4% for 2024. Excluding the items discussed above, non-GAAP operating margins were 22.6% for 2025 and 22.0% for 2024.
Full year 2025 income tax expense included $28.3 million of income tax benefits from FLIR acquisition-related tax matters as well as $8.3 million of income tax benefits related to share-based accounting. Full year 2024 income tax expense included $77.8 million of income tax benefits from FLIR acquisition-related tax matters as well as $12.7 million of income tax benefits related to share-based accounting.
Review of Operations
Comparisons are with the fourth quarter of 2024, unless noted otherwise.
Digital Imaging
The Digital Imaging segment’s fourth quarter 2025 net sales were $850.5 million compared with $822.2 million, an increase of 3.4%. Operating income was $162.9 million for the fourth quarter of 2025 compared with $90.8 million, an increase of 79.4%. Acquired intangible asset amortization expense for the fourth quarter of 2025 was $46.8 million compared with $46.1 million, and the fourth quarter of 2024 also included $1.5 million of pretax transaction and integration costs and a $49.5 million pretax non-cash trademark impairment. Excluding those items, non-GAAP operating income for the fourth quarter of 2025 was $209.7 million compared with $187.9 million, an increase of 11.6%.
Fourth quarter of 2025 net sales increased primarily due to higher sales of infrared imaging components and subsystems, as well as surveillance and unmanned air systems for defense applications. These increases were partially offset by lower sales of detectors and cameras for health care and science applications. The fourth quarter of 2025 included $4.5 million of incremental Digital Imaging sales from recent acquisitions. The increase in operating income primarily reflected higher net sales in the fourth quarter of 2025 and lower selling, general and administrative expense due to the reduction of a contingent liability in the fourth quarter of 2025 as well as a non-cash trademark impairment recorded in the fourth quarter of 2024, partially offset by higher severance costs in the fourth quarter of 2025.

Instrumentation
The Instrumentation segment’s fourth quarter 2025 net sales were $382.6 million compared with $368.9 million, an increase of 3.7%. Operating income was $107.3 million for the fourth quarter of 2025 compared with $100.8 million, an increase of 6.4%. Acquired intangible asset amortization expense for the fourth quarter of 2025 was $3.1 million compared with $3.4 million, and in the fourth quarter of 2024, Teledyne also recorded a $3.0 million pretax non-cash trademark impairment. Excluding these items, non-GAAP operating income for the fourth quarter of 2025 was $110.4 million compared with $107.2 million, an increase of 3.0%.
The fourth quarter of 2025 net sales increase resulted from a $6.9 million increase in sales of environmental instrumentation primarily due to stronger sales of gas detection products, a $5.6 million increase in sales of marine instrumentation primarily due to stronger offshore energy and defense markets, and a $1.2 million increase in sales of electronic test and measurement instrumentation. The increase in operating income primarily reflected the impact of higher sales as well as the non-cash trademark impairment recorded in the fourth quarter of 2024 with no comparable amount recorded in the fourth quarter of 2025.
Aerospace and Defense Electronics
The Aerospace and Defense Electronics segment’s fourth quarter 2025 net sales were $275.9 million compared with $196.5 million, an increase of 40.4%. Operating income was $69.4 million for the fourth quarter of 2025 compared with $56.4 million, an increase of 23.0%. The fourth quarter of 2025 included $0.5 million of pretax transaction and integration costs, with no comparable amounts in the fourth quarter of 2024. Acquired intangible asset amortization expense for the fourth quarter of 2025 was $5.0 million compared with $0.2 million. Inventory step-up expense for the fourth quarter of 2025 was $0.2 million, with no comparable amounts in the fourth quarter of 2024. Excluding the pretax transaction and integration costs, acquired intangible asset amortization expense and inventory step-up expense, non-GAAP operating income for the fourth quarter of 2025 was $75.1 million compared with $56.6 million, an increase of 32.7%.
Fourth quarter of 2025 net sales reflected higher sales of $72.3 million for defense electronics and higher sales of $7.1 million for aerospace electronics. The fourth quarter of 2025 included $68.5 million of incremental defense electronics sales from recent acquisitions. The increase in operating income primarily reflected the impact of higher sales, partially offset by higher transaction and integration costs as well as higher acquired intangible asset amortization expense.
Engineered Systems
The Engineered Systems segment’s fourth quarter 2025 net sales were $103.3 million compared with $114.7 million, a decrease of 9.9%. Operating income was $11.5 million for the fourth quarter of 2025 compared with $9.8 million, an increase of 17.3%.
Fourth quarter of 2025 net sales reflected lower sales of $8.2 million for engineered products and lower sales of $3.2 million for energy systems. The increase in operating income was primarily driven by $2.9 million of unfavorable contract estimate changes in the fourth quarter of 2024, with no comparable amount in the fourth quarter of 2025.

Additional Financial Information
Cash Flow
Cash provided by operating activities was $379.0 million for the fourth quarter of 2025 compared with $332.4 million, with the increase driven primarily by favorable operating results in the fourth quarter of 2025 compared with 2024. Depreciation and amortization expense for the fourth quarter of 2025 was $84.6 million compared with $77.2 million. Stock-based compensation expense for the fourth quarter of 2025 was $8.9 million compared with $7.7 million.
Capital expenditures for the fourth quarter of 2025 were $39.8 million compared with $29.0 million. Teledyne received $1.6 million from the exercise of stock options in the fourth quarter of 2025 compared with $21.4 million.
As of December 28, 2025, net debt was $2,123.0 million, which is calculated as total debt of $2,475.4 million, net of cash and cash equivalents of $352.4 million. As of December 29, 2024, net debt was $1,999.2 million, representing total debt of $2,649.0 million, net of cash and cash equivalents of $649.8 million. In the fourth quarter of 2025, the company repurchased and retired $58.8 million of principal of its fixed rate senior notes for $54.3 million in cash. During the fourth quarter of 2025, the company repurchased approximately 0.8 million of its shares for $400.0 million.
As of December 28, 2025, $1,171.0 million was available under the $1.20 billion credit facility after reductions of $29.0 million in outstanding letters of credit.

	Fourth Quarter		Total Year
Free Cash Flow	2025	2024	2025	2024
Cash provided by operating activities	$379.0	$332.4	$1,191.3	$1,191.9
Capital expenditures for property, plant and equipment	(39.8)	(29.0)	(117.3)	(83.7)
Free cash flow	$339.2	$303.4	$1,074.0	$1,108.2
Income Taxes
The effective tax rate for the fourth quarter of 2025 was 14.2% compared with 11.7%. The fourth quarter of 2025 included net discrete income tax benefits of $28.3 million compared with $30.2 million, with the benefits in both years primarily due to FLIR acquisition-related tax matters.
Other
Corporate expense was $21.6 million for the fourth quarter of 2025 compared with $20.7 million. Non-service retirement benefit income was $2.7 million for the fourth quarter of 2025 compared with $2.6 million. Interest expense, net of interest income, was $12.1 million for the fourth quarter of 2025 compared with $13.7 million, with the decrease due to lower outstanding borrowings compared with the fourth quarter of 2024. Other income (expense), net, primarily consisted of a gain on debt extinguishment, partially offset by foreign currency exchange losses in the fourth quarter of 2025. Other income (expense), net, primarily consisted of deferred compensation expense in the fourth quarter of 2024.

Outlook
Based on its current outlook, the company’s management believes that first quarter 2026 GAAP diluted earnings per share will be in the range of $4.45 to $4.59, and full year 2026 GAAP diluted earnings per share will be in the range of $19.76 to $20.22. The company’s management further believes that first quarter 2026 non-GAAP diluted earnings per share will be in the range of $5.40 to $5.50, and full year 2026 non-GAAP diluted earnings per share will be in the range of $23.45 to $23.85. The non-GAAP outlook excludes acquired intangible asset amortization, transaction and integration costs, and inventory step-up expense.
Use of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). We supplement the reporting of our financial results determined under GAAP with certain non-GAAP financial measures. The non-GAAP financial measures provide management, financial analysts and investors with additional useful information for evaluating the company’s performance. The non-GAAP financial measures should be considered in addition to and not as substitutes for financial measures prepared in accordance with GAAP. Further details on reasons we use non-GAAP financial measures, a reconciliation of those measures to the most directly comparable GAAP measures and other information related to those measures are included after our GAAP financial statements.
Forward-Looking Statements Cautionary Notice
This earnings release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations, acquisitions and product synergies, integration costs, tax matters, and businesses of Teledyne in the future. Forward-looking statements involve risks and uncertainties, are based on the current expectations of the management of Teledyne and are subject to uncertainty and changes in circumstances.
The forward-looking statements contained herein may include statements relating to sales, sales growth, stock-based compensation expense, tax rates, tariffs, governmental and economic policies, anticipated capital expenditures, stock repurchases, product developments, and other strategic options. Forward-looking statements generally are accompanied by words such as “projects”, “intends”, “expects”, “anticipates”, “targets”, “estimates”, “will” and words of similar import that convey the uncertainty of future events or outcomes. All statements made in this communication that are not historical in nature should be considered forward-looking. By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future.
Actual results could differ materially from these forward-looking statements. Many factors could change anticipated results, including: the impact of policies of the U.S. Presidential Administration, especially with respect to new and higher tariffs, cutbacks in the funding of government agencies and programs, and the scaling back of environmental and green energy policies; escalating economic and diplomatic tension between China and the United States, including a “trade war” resulting in higher tariffs and restrictions on sales of goods and services; reciprocal tariffs from other countries, especially from members of the European Union; U.S. Government shutdowns, which in the past have resulted in delays in anticipated contract awards, delayed payments of invoices and delays in the issuance of export and other licenses; the inability to develop and market new competitive products; changes in relevant tax and other laws; foreign currency exchange risks; rising interest rates; risks associated with indebtedness, as well as our ability to reduce indebtedness and the timing thereof; the impact of semiconductor and other supply chain shortages; higher inflation, including wage competition and higher shipping costs; labor shortages and competition for skilled personnel; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with GAAP and related standards; disruptions in the global economy; global conflicts including the ongoing conflict between Russia and Ukraine; changes in demand for products sold to the defense electronics, instrumentation, digital imaging, energy exploration and production, commercial aviation, semiconductor and communications markets; funding, continuation and award of government programs; cuts to defense spending resulting from existing and future deficit reduction measures or changes to U.S. and foreign government spending and budget priorities triggered by inflation, and economic conditions; the imposition and expansion of, and responses to, trade sanctions and tariffs; the continuing review and resolution of FLIR’s trade compliance and tax matters; threats to the security of our confidential and proprietary information, including cybersecurity threats; risks related to artificial intelligence; natural and man-made disasters; and our ability to achieve emission reduction targets and decrease our carbon footprint. Lower oil and natural gas prices, as well as instability in the Middle East, Latin America or other oil producing regions, and new regulations or restrictions relating to energy production could further negatively affect our businesses that supply the oil and gas industry. Weakness in the commercial aerospace industry negatively affects the markets of our commercial aviation businesses. Lower aircraft production rates at Boeing or Airbus could result in reduced sales of our commercial aerospace products. In addition, financial market fluctuations affect the value of the company’s pension assets. Changes in the policies of U.S. and foreign governments, including economic sanctions or in regard to support for Ukraine, could result, over time, in reductions or realignment in defense or other government spending and further changes in programs in which the company participates.
While the company’s growth strategy includes possible acquisitions, we cannot provide any assurance as to when, if or on what terms any acquisitions will be made. Acquisitions involve various inherent risks, such as, among others, our ability to integrate acquired businesses, retain key management and customers, and achieve identified financial and operating synergies. There are additional risks associated with acquiring, owning and operating businesses internationally, including those arising from U.S. and foreign government policy changes or actions and exchange rate fluctuations.
Additional factors that could cause results to differ materially from those described above can be found in Teledyne’s Annual Report on Form 10-K for the year ended December 29, 2024, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Teledyne’s website, teledyne.com, under the heading “Investor Information” and in other documents Teledyne files with the SEC.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Teledyne assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
A live webcast of Teledyne’s fourth quarter earnings conference call will be held at 11:00 a.m. (Eastern) on Wednesday, January 21, 2026. To access the call, go to www.teledyne.com/investors/events-and-presentations approximately 10 minutes before the scheduled start time. A replay will also be available for one month starting at 12:00 p.m. (Eastern) on Wednesday, January 21, 2026.

Contact:	Jason VanWees
(805) 373-4542

TELEDYNE TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 28, 2025 AND DECEMBER 29, 2024
(Unaudited — in millions, except per share amounts)

	Fourth Quarter		Total Year
	2025	2024	2025	2024
Net sales	$1,612.3	$1,502.3	$6,115.4	$5,670.0
Costs and expenses:
Costs of sales	921.1	859.6	3,500.6	3,235.2
Selling, general and administrative (a)	229.6	284.5	931.1	955.1
Research and development	77.2	71.4	317.3	292.6
Acquired intangible asset amortization	54.9	49.7	216.6	198.0
Total costs and expenses	1,282.8	1,265.2	4,965.6	4,680.9
Operating income (loss)	329.5	237.1	1,149.8	989.1
Interest and debt income (expense), net	(12.1)	(13.7)	(59.6)	(57.9)
Non-service retirement benefit income (expense), net	2.7	2.6	10.9	10.8
Other income (expense), net	1.1	(0.4)	(6.6)	(4.1)
Income (loss) before income taxes	321.2	225.6	1,094.5	937.9
Provision (benefit) for income taxes (b)	45.6	26.5	198.8	117.2
Net income (loss) including noncontrolling interest	275.6	199.1	895.7	820.7
Less: Net income (loss) attributable to noncontrolling interest	—	0.6	0.9	1.5
Net income (loss) attributable to Teledyne	$275.6	$198.5	$894.8	$819.2

Diluted earnings per common share	$5.84	$4.20	$18.88	$17.21

Weighted average diluted common shares outstanding	47.2	47.3	47.4	47.6
(a) The fourth quarter and full year of 2024 includes pretax non-cash impairment charges of $52.5 million related to indefinite-lived trademarks.
(b) The fourth quarter and full year of 2025 includes income tax benefits from FLIR acquisition-related tax matters of $20.8 million and $28.3 million, respectively. The fourth quarter and full year of 2024 includes income tax benefits from FLIR acquisition-related tax matters of $16.6 million and $77.8 million, respectively.
These condensed consolidated financial statements were prepared in accordance with U.S. GAAP.

TELEDYNE TECHNOLOGIES INCORPORATED
SUMMARY OF SEGMENT NET SALES AND OPERATING INCOME (LOSS)
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 28, 2025 AND DECEMBER 29, 2024
(Unaudited — $ in millions)

	Fourth Quarter		% Change	Total Year		% Change
	2025	2024		2025	2024
Net sales:
Digital Imaging	$850.5	$822.2	3.4%	$3,163.9	$3,070.8	3.0%
Instrumentation	382.6	368.9	3.7%	1,457.1	1,382.6	5.4%
Aerospace and Defense Electronics	275.9	196.5	40.4%	1,058.7	776.8	36.3%
Engineered Systems	103.3	114.7	(9.9)%	435.7	439.8	(0.9)%
Total net sales	$1,612.3	$1,502.3	7.3%	$6,115.4	$5,670.0	7.9%
Operating income (loss):
Digital Imaging (a)	$162.9	$90.8	79.4%	$528.2	$442.0	19.5%
Instrumentation (a)	107.3	100.8	6.4%	400.4	370.3	8.1%
Aerospace and Defense Electronics	69.4	56.4	23.0%	262.1	221.7	18.2%
Engineered Systems	11.5	9.8	17.3%	46.6	32.9	41.6%
Corporate expense	(21.6)	(20.7)	4.3%	(87.5)	(77.8)	12.5%
Operating income (loss)	329.5	237.1	39.0%	1,149.8	989.1	16.2%
Interest and debt income (expense), net	(12.1)	(13.7)	(11.7)%	(59.6)	(57.9)	2.9%
Non-service retirement benefit income (expense), net	2.7	2.6	3.8%	10.9	10.8	0.9%
Other income (expense), net	1.1	(0.4)	(375.0)%	(6.6)	(4.1)	61.0%
Income (loss) before income taxes	321.2	225.6	42.4%	1,094.5	937.9	16.7%
Provision (benefit) for income taxes (b)	45.6	26.5	72.1%	198.8	117.2	69.6%
Net income (loss) including noncontrolling interest	275.6	199.1	38.4%	895.7	820.7	9.1%
Less: Net income (loss) attributable to noncontrolling interest	—	0.6	(100.0)%	0.9	1.5	(40.0)%
Net income (loss) attributable to Teledyne	$275.6	$198.5	38.8%	$894.8	$819.2	9.2%
(a) The fourth quarter and full year of 2024 includes pretax non-cash impairment charges of $52.5 million related to indefinite-lived trademarks, with $49.5 million recorded within Digital Imaging and $3.0 million recorded within Instrumentation.
(b) The fourth quarter and full year of 2025 includes income tax benefits from FLIR acquisition-related tax matters of $20.8 million and $28.3 million, respectively. The fourth quarter and full year of 2024 includes income tax benefits from FLIR acquisition-related tax matters of $16.6 million and $77.8 million, respectively.
These condensed consolidated financial statements were prepared in accordance with U.S. GAAP.

TELEDYNE TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	December 28, 2025	December 29, 2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$352.4	$649.8
Accounts receivable and unbilled receivables, net	1,367.0	1,213.2
Inventories, net	1,043.3	914.4
Prepaid expenses and other current assets	292.9	167.2
Total current assets	3,055.6	2,944.6
Property, plant and equipment, net	839.1	745.2
Goodwill and acquired intangible assets, net	10,787.7	10,003.4
Prepaid pension assets	286.2	227.6
Other assets, net	316.7	279.7
Total assets	$15,285.3	$14,200.5
LIABILITIES AND EQUITY
Accounts payable	$486.6	$416.4
Accrued liabilities	923.4	844.9
Current portion of long-term debt	450.1	0.3
Total current liabilities	1,860.1	1,261.6
Long-term debt, net of current portion	2,025.3	2,648.7
Other long-term liabilities	886.0	734.8
Total liabilities	4,771.4	4,645.1
Redeemable noncontrolling interest	—	6.0
Total stockholders’ equity	10,513.9	9,549.4
Total liabilities and equity	$15,285.3	$14,200.5
These condensed consolidated financial statements were prepared in accordance with U.S. GAAP.

TELEDYNE TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FOURTH QUARTER ENDED DECEMBER 28, 2025 AND DECEMBER 29, 2024
(Unaudited — in millions)

	Fourth Quarter		Total Year
	2025	2024	2025	2024
Operating Activities
Net income (loss) including noncontrolling interest	$275.6	$199.1	$895.7	$820.7
Depreciation and amortization	84.6	77.2	336.3	309.9
Stock-based compensation	8.9	7.7	39.6	37.7
Impairment of acquired intangible assets	—	52.5	—	52.5
Changes in operating assets and liabilities and other operating activity	9.9	(4.1)	(80.3)	(28.9)
Net cash provided by (used in) operating activities	379.0	332.4	1,191.3	1,191.9
Investing Activities
Purchases of property, plant and equipment	(39.8)	(29.0)	(117.3)	(83.7)
Purchases of businesses, net of cash acquired	(57.2)	—	(821.4)	(123.7)
Other investing, net	—	—	0.8	0.2
Net cash provided by (used in) investing activities	(97.0)	(29.0)	(937.9)	(207.2)
Financing activities
Proceeds from (payments on) fixed rate senior notes	(54.3)	—	(162.0)	(450.0)
Proceeds from (payments on) on other debt	(0.4)	(150.4)	(1.8)	(150.6)
Proceeds from exercise of stock options	1.6	21.4	48.8	37.9
Acquisition of noncontrolling interest	—	—	(27.2)	—
Purchases of treasury stock, including excise tax	(400.0)	(21.3)	(402.9)	(354.0)
Other financing, net	(8.6)	(23.1)	(10.1)	(29.1)
Net cash provided by (used in) financing activities	(461.7)	(173.4)	(555.2)	(945.8)
Effect of exchange rate changes on cash	3.5	(41.2)	4.4	(37.4)
Changes in cash and cash equivalents	(176.2)	88.8	(297.4)	1.5
Cash and cash equivalents—beginning of period	528.6	561.0	649.8	648.3
Cash and cash equivalents—end of period	$352.4	$649.8	$352.4	$649.8
These condensed consolidated financial statements were prepared in accordance with U.S. GAAP.

TELEDYNE TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 28, 2025 AND DECEMBER 29, 2024
(Unaudited — in millions, except per share amounts)

	Fourth Quarter 2025			Fourth Quarter 2024
	Income (Loss) Before Income Taxes	Net Income (Loss) Attributable to Teledyne	Diluted Earnings per Common Share	Income (Loss) Before Income Taxes	Net Income (Loss) Attributable to Teledyne	Diluted Earnings per Common Share
GAAP	$321.2	$275.6	$5.84	$225.6	$198.5	$4.20
Adjusted for specified items:
Transaction and integration costs	0.8	0.6	0.01	1.5	1.0	0.02
Inventory step-up expense	0.2	0.1	—	—	—	—
Non-cash trademark impairments	—	—	—	52.5	40.0	0.85
Acquired intangible asset amortization	54.9	42.0	0.89	49.7	38.0	0.80
FLIR acquisition-related tax matters	—	(20.8)	(0.44)	—	(16.6)	(0.35)
Non-GAAP	$377.1	$297.5	$6.30	$329.3	$260.9	$5.52

	Total Year 2025			Total Year 2024
	Income (Loss) Before Income Taxes	Net Income (Loss) Attributable to Teledyne	Diluted Earnings per Common Share	Income (Loss) Before Income Taxes	Net Income (Loss) Attributable to Teledyne	Diluted Earnings per Common Share
GAAP	$1,094.5	$894.8	$18.88	$937.9	$819.2	$17.21
Adjusted for specified items:
Transaction and integration costs	10.2	7.7	0.16	8.4	6.4	0.13
Inventory step-up expense	3.4	2.5	0.06	—	—	—
Non-cash trademark impairments	—	—	—	52.5	40.0	0.84
Acquired intangible asset amortization	216.6	165.6	3.49	198.0	151.4	3.18
FLIR acquisition-related tax matters	—	(28.3)	(0.60)	—	(77.8)	(1.63)
Non-GAAP	$1,324.7	$1,042.3	$21.99	$1,196.8	$939.2	$19.73

TELEDYNE TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 28, 2025 AND DECEMBER 29, 2024
(Unaudited — $ in millions)

	Fourth Quarter 2025		Fourth Quarter 2024
	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP	$329.5	20.4%	$237.1	15.8%
Adjusted for specified items:
Transaction and integration costs	0.8		1.5
Inventory step-up expense	0.2		—
Non-cash trademark impairments	—		52.5
Acquired intangible asset amortization	54.9		49.7
Non-GAAP	$385.4	23.9%	$340.8	22.7%

	Total Year 2025		Total Year 2024
	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP	$1,149.8	18.8%	$989.1	17.4%
Adjusted for specified items:
Transaction and integration costs	10.2		8.4
Inventory step-up expense	3.4		—
Non-cash trademark impairments	—		52.5
Acquired intangible asset amortization	216.6		198.0
Non-GAAP	$1,380.0	22.6%	$1,248.0	22.0%

TELEDYNE TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE FOURTH QUARTER AND YEAR ENDED
DECEMBER 28, 2025 AND DECEMBER 29, 2024
(Unaudited — in millions)

	Fourth Quarter 2025
	GAAP Operating Income (Loss)	Acquired Intangible Asset Amortization	Inventory Step-up Expense	Non-cash Trademark Impairments	Transaction and Integration Costs	Non-GAAP Operating Income (Loss)
Digital Imaging	$162.9	$46.8	$—	$—	$—	$209.7
Instrumentation	107.3	3.1	—	—	—	110.4
Aerospace and Defense Electronics	69.4	5.0	0.2	—	0.5	75.1
Engineered Systems	11.5	—	—	—	—	11.5
Corporate expense	(21.6)	—	—	—	0.3	(21.3)
Total	$329.5	$54.9	$0.2	$—	$0.8	$385.4

	Fourth Quarter 2024
	GAAP Operating Income (Loss)	Acquired Intangible Asset Amortization	Inventory Step-up Expense	Non-cash Trademark Impairments	Transaction and Integration Costs	Non-GAAP Operating Income (Loss)
Digital Imaging	$90.8	$46.1	$—	$49.5	$1.5	$187.9
Instrumentation	100.8	3.4	—	3.0	—	107.2
Aerospace and Defense Electronics	56.4	0.2	—	—	—	56.6
Engineered Systems	9.8	—	—	—	—	9.8
Corporate expense	(20.7)	—	—	—	—	(20.7)
Total	$237.1	$49.7	$—	$52.5	$1.5	$340.8

	Total Year 2025
	GAAP Operating Income (Loss)	Acquired Intangible Asset Amortization	Inventory Step-up Expense	Non-cash Trademark Impairments	Transaction and Integration Costs	Non-GAAP Operating Income (Loss)
Digital Imaging	$528.2	$185.3	$—	$—	$—	$713.5
Instrumentation	400.4	12.9	—	—	—	413.3
Aerospace and Defense Electronics	262.1	18.4	3.4	—	4.8	288.7
Engineered Systems	46.6	—	—	—	—	46.6
Corporate expense	(87.5)	—	—	—	5.4	(82.1)
Total	$1,149.8	$216.6	$3.4	$—	$10.2	$1,380.0

	Total Year 2024
	GAAP Operating Income (Loss)	Acquired Intangible Asset Amortization	Inventory Step-up Expense	Non-cash Trademark Impairments	Transaction and Integration Costs	Non-GAAP Operating Income (Loss)
Digital Imaging	$442.0	$183.3	$—	$49.5	$8.4	$683.2
Instrumentation	370.3	13.9	—	3.0	—	387.2
Aerospace and Defense Electronics	221.7	0.8	—	—	—	222.5
Engineered Systems	32.9	—	—	—	—	32.9
Corporate expense	(77.8)	—	—	—	—	(77.8)
Total	$989.1	$198.0	$—	$52.5	$8.4	$1,248.0

TELEDYNE TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited — in millions, except per share amounts)

	December 28, 2025	December 29, 2024
Current portion of long-term debt	$450.1	$0.3
Long-term debt	2,025.3	2,648.7
Total debt — non-GAAP	2,475.4	2,649.0
Less cash and cash equivalents	(352.4)	(649.8)
Net debt — non-GAAP	$2,123.0	$1,999.2

	First Quarter 2026		Full Year 2026
	Low	High	Low	High
GAAP Diluted Earnings per Common Share Outlook	$4.45	$4.59	$19.76	$20.22
Adjusted for specified items:
Transaction and integration costs	$0.02	$0.01	$0.02	$0.01
Inventory step-up expense	$0.01	$—	$0.01	$—
Acquired intangible asset amortization	$0.92	$0.90	$3.66	$3.62
Non-GAAP Diluted Earnings per Common Share Outlook	$5.40	$5.50	$23.45	$23.85

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, and to aid in comparability with our competitors, investors and financial analysts may wish to consider the impact of certain items resulting from our acquisitions which have an infrequent or non-recurring impact on operations or assist in understanding our operations pre-acquisition. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management, investors and financial analysts with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain expenses and benefits. Management believes these non-GAAP financial measures also provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and in comparing this performance to our peers and competitors. The company’s diluted earnings per common share outlook guidance is also presented on a non-GAAP basis.
The non-GAAP financial measures are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors also should compensate for those limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. The non-GAAP financial measures are also used by our management to evaluate our operating performance and benchmark our results against our historical performance and the performance of our peers.
Our non-GAAP measures are as follows:
Non-GAAP income before income taxes, net income and diluted earnings per common share
These non-GAAP measures provided a supplemental view of income before taxes, net income and diluted earnings per common share. These non-GAAP measures exclude certain transaction and integration costs, inventory step-up expense, non-cash trademark impairments, acquired intangible asset amortization, remeasurement of deferred taxes related to acquired intangible assets due to changes in tax laws, and tax benefits or costs related to the settlement or other resolution of the FLIR tax reserves. We also adjust for any post-acquisition interest on certain income tax reserves related to FLIR. We adjust for any income tax impact related to these items to take into account the tax treatment and related tax rate and changes in tax rates that apply to each adjustment in the applicable tax jurisdiction. Generally, this results in the tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including transaction expenses, depend on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rates in those jurisdictions. We believe these measures provide investors and management with additional means to understand and evaluate the operating results of our business by adjusting for certain expenses and benefits and present an alternative view of our performance compared with prior periods.
Non-GAAP operating income and operating margin
We define non-GAAP operating margin as non-GAAP operating income divided by net sales. These non-GAAP measures exclude certain transaction and integration costs, inventory step-up expense, non-cash trademark impairments, and acquired intangible asset amortization. We believe these measures provide investors and management with additional means to understand and evaluate the operating results of our business by adjusting for certain expenses and other items and present an alternative view of our performance compared with prior periods.

Non-GAAP total debt and net debt
We define non-GAAP total debt as the sum of the current portion of long-term debt and other debt and long-term debt. We define net debt as the difference between non-GAAP total debt less cash and cash equivalents. The company believes that this non-GAAP information is useful to assist investors and management in analyzing the company’s liquidity.
Non-GAAP diluted earnings per common share outlook
This non-GAAP measure represents our earnings per common share outlook for the fourth quarter of 2025 and total year 2025 on a fully diluted basis, excluding certain transaction and integration costs, inventory step-up expense, and acquired intangible asset amortization for all acquisitions.
Non-GAAP cash provided by operations and free cash flow
We define free cash flow as cash provided by operating activities (a measure prescribed by GAAP) less capital expenditures for property, plant and equipment. We believe that this non-GAAP information is useful to assist management and the investment community in analyzing the company’s ability to generate cash flow.
Non-GAAP line items used in tables
Management excludes the effect of each of the acquisition-related items identified below to arrive at the applicable non-GAAP financial measure referenced in the tables for the reasons set forth below with respect to that item:
•Acquired intangible asset amortization – We believe that excluding the amortization of acquired intangible assets, which primarily represents purchased technology and customer relationships, as well as purchase order and contract backlog, provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.
•Non-cash trademark impairments - Included in selling, general and administrative expenses is non-cash trademark impairment expense. Similar to the amortization of acquired intangible assets, we believe excluding the non-cash trademark impairments provides an alternative way for investors to compare our operations.
•Transaction and integration costs – Included in our GAAP presentation of cost of sales and selling, general and administrative expenses are substantial expenses (or benefits) incurred with acquisitions and primarily include legal, accounting and other professional fees as well as integration-related costs such as employee separation costs, facility consolidation costs and facility lease impairments. Employee separation costs include required change-in-control payments, cash settlement of employee and director stock awards, as well as other employee severance amounts. We exclude those costs from our non-GAAP measures because we believe they do not reflect our ongoing financial performance.
•Inventory step-up expense – The purchase accounting entries associated with our acquisitions require us to record inventory at its fair value, which is sometimes substantial and greater than the previous book value of inventory. Included in our GAAP presentation, the increase in inventory value is amortized to cost of sales over the period that the related inventory is sold. We exclude inventory step-up amortization related to the Micropac and Qioptiq acquisitions from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results.
•FLIR acquisition-related tax matters – Included in our tax provision is post-acquisition interest on certain income tax reserves related to FLIR, as well as the tax benefits or costs related to the settlement or other resolution of the FLIR tax reserves. We exclude those impacts from our non-GAAP measures because we believe it does not reflect our ongoing financial performance.